                                                                       Exhibit 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.


          American International Group, Inc. -- Subsidiary Information

AIG Global Investment Group, Inc.

      Parent Holding Company or Control Person pursuant to
      Rule 13d-1(b)(1)(ii)(G)

           Category Symbol:          HC


John McStay Investment Counsel, L.P.

      Investment Adviser pursuant to Rule 13d-1(b)(1)(ii)(E)

           Category Symbol:          IA




                                  Page 9 of 11